Exhibit 99

CONTACT:
Edward B. Kornfeld
Senior Vice President
Chief Financial Officer
Porta Systems Corp.
(516) 364-9300

                              FOR IMMEDIATE RELEASE

               PORTA SYSTEMS CORP. REPORTS RESULTS FOR THE QUARTER
                       AND SIX MONTHS ENDED JUNE 30, 2003

Syosset, NY - August 13, 2003 - Porta Systems Corp. (OTC.BB:PYTM) today reported an operating loss for the quarter ended June 30, 2003 of $963,000 compared to an operating loss of $1,071,000 for the quarter ended June 30, 2002. The Company recorded a net loss of $1,041,000, $(0.10) per share (basic and diluted) versus a net loss of $887,000, $(0.09) per share (basic and diluted), for the quarters ended June 30, 2003 and 2002, respectively.

The Company reported an operating loss for the six months ended June 30, 2003 of $2,097,000 compared to an operating loss of $2,820,000 for the six months ended June 30, 2002. The Company recorded a net loss of $ 2,467,000, $(0.25) per share (basic and diluted) versus a net loss of $3,524,000, $(0.35) per share (basic and diluted) for the six months ended June 30, 2003 and 2002, respectively.

Sales for all units were $3,964,000 for the quarter ended June 30, 2003 versus $6,492,000 for the quarter ended June 30, 2002, a decrease of approximately $2,528,000 (39%). Copper Connection/Protection sales were $2,071,000 versus $2,762,000 for the quarters ended June 30, 2003 and 2002, respectively. The decrease for the quarter reflects reduced sales volume to customers in the United States and the United Kingdom. Signal Processing sales for the quarter ended June 30, 2003 were $1,006,000 versus $1,336,000 for the quarter ended June 30, 2002, a decrease of $330,000 (25%). Primarily, the decrease in Copper and Signal sales for the second quarter resulted from a shortage of materials as several of our suppliers refused to ship on credit due to our financial difficulties. OSS sales were $677,000 for the quarter ended June 30, 2003 versus $2,191,000 for the quarter ended June 30, 2002, a decrease of $1,514,000 (69%).
The decreased OSS sales during the quarter resulted from lower levels of contract completion during the similar period of the prior year and from the inability to secure new orders. Additionally, the Copper and OSS business units are still feeling the effects of the downturn in the telecommunications industry.

                                    - more -

Porta Systems Corp. Press Release                                         Page 2
August  13, 2003

Sales for all units were $8,338,000 for the six months ended June 30, 2003 versus $11,236,000 for the six months ended June 30, 2002, a decrease of approximately $2,898,000 (26%). Copper Connection/Protection sales were unchanged at $4,232,000 for each period. Signal Processing sales for the six months ended June 30, 2003 were $2,071,000 versus $2,412,000 for the six months ended June 30, 2002, a decrease of $341,000 (14%). This decrease in Signal sales for the second quarter and six months resulted from a sluggish new order rate and a shortage of materials as several of our suppliers required COD shipments because of our financial difficulties. OSS sales were $1,590,000 for the six months ended June 30, 2003 versus $4,236,000 for the six months ended June 30, 2002, a decrease of approximately $2,646,000 (62%). The decreased OSS sales during the quarter resulted from lower levels of contract completion during the similar period of the prior year and by the inability to secure new orders.

The overall gross margin for all business units was 27% for the quarter ended June 30, 2003, compared to 33% for the quarter ended June 30, 2002. Gross margin for the six months ended June 30, 2003 was 25% compared to 27% for the six months ended June 30, 2002. The decline in the gross margin percentages reflects our inability to absorb fixed overhead expenses on our reduced sales base for both the six and three months periods.

Operating expenses for the quarter and six months ended June 30, 2003 decreased by $1,158,000 (36%) and by $1,658,000 (29%), respectively, when compared to last year's quarter and six months. The decreases, for both periods, primarily reflect one-time charges during the 2002 periods for impairment loss of $800,000 and reduced salaries and benefits, consulting services and commissions reflecting our current level of business.

Interest expense decreased for the six months by $549,000 (47%) from $1,175,000 in 2002 to $626,000 in 2003. This reduction is attributable to our agreement with our senior lender, which provides that the old loan in the principal amount of approximately $23,000,000 bears no interest commencing March 1, 2002 until such time as the lender, in its sole discretion, resumes interest charges. The senior lender has not resumed interest charges.

The Company's Copper Connection/Protection business unit operated at a slight loss, $18,000 and $15,000 for the quarter and six months, respectively. The Signal Processing unit operated profitably during the quarter and six months of 2003, with operating income of $210,000 and $559,000, respectively. The OSS unit incurred operating losses of $480,000 and $1,333,000 for the quarter and six months of 2003, respectively.

For the three and six months ended June 30, 2003 the Company recorded a tax benefit for settling an outstanding tax obligation of $274,000 of one of its subsidiaries for $30,000.

Porta Systems Corp. Press Release                                         Page 3
August 13, 2003

As of June 30, 2003, the Company's debt includes $25,222,000 of senior debt, which was extended to August 29, 2003. If the senior lender does not extend the maturity date of the Company's obligations past August 29, 2003, and demands payment of all or a significant portion of the debt, it may be necessary for the Company to seek protection under Bankruptcy Code. The Company's financial condition and stock price effectively preclude it from raising funds through the issuance of debt or equity securities.

The Company has no source of funds other than operations, and its operations are generating a negative cash flow. The Company also does not have any prospects of obtaining an alternate senior lender to replace its present lender. The Company has been seeking to raise funds from the sale of one or more of its divisions and it is currently engaged in negotiations with respect to the potential sale of certain overseas assets of one of its divisions. The Company expects that, if such a sale is completed, only a nominal portion of the net proceeds from such a sale will be available to the Company for its operations. However, past negotiations with respect to the sale of the Company's divisions have not resulted in an agreement, and the Company cannot give any assurance that the current negotiations will result in an agreement.

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2002 and the Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the quarter ended June 30, 2003. In addition, general industry and market conditions and growth rates, and general economic conditions could affect such statements. Any forward-looking statements speaks only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                            -See Accompanying Table-

                      Porta Systems Corp. and Subsidiaries
                 Condensed Consolidated Statement of Operations
                     Quarter and Six months ended June 30,
                      (in thousands except per share data)

                                              Quarter ended June 30,            Six months ended June 30,
                                               2003             2002             2003              2002
                                            ---------         --------        ---------          ---------

Sales                                       $   3,964         $  6,492        $   8,338          $  11,236
                                            ---------         --------        ---------          ---------

Gross profit                                    1,067            2,117            2,060              2,995

Total operating expenses                        2,030            3,188            4,157              5,815
                                            ---------         --------        ---------          ---------

Operating loss                                  (963)          (1,071)          (2,097)            (2,820)

Interest expense, net                           (320)            (303)            (626)            (1,175)
Gain on sale of                                    --              450               --               450
investment in joint vent
Other income                                     (26)               33             (26)                 30
                                            ---------         --------        ---------          ---------

Loss before income taxes                      (1,309)            (891)          (2,749)            (3,515)

Income tax benefit (expense)                      268                4              282                (9)
                                            ---------         --------        ---------          ---------

Net loss                                    $ (1,041)         $  (887)        $ (2,467)          $ (3,524)
                                            =========         ========        =========          =========

Per share data:

Basic per share amounts:

Net loss per share                          $  (0.10)         $ (0.09)        $  (0.25)          $  (0.35)
                                            =========         ========        =========          =========

Weighted average shares
        outstanding                             9,972            9,999            9,972              9,986
                                            =========         ========        =========          =========

Diluted per share amounts:

Net loss per share                          $  (0.10)         $ (0.09)        $  (0.25)          $  (0.35)
                                            =========         ========        =========          =========

Weighted average shares
        outstanding                             9,972            9,999            9,972              9,986
                                            =========         ========        =========          =========

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